Exhibit 4.1

ENLINK MIDSTREAM, LLC

as Issuer,

ANY SUBSIDIARY GUARANTORS PARTY HERETO,

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of                   , 20

Debt Securities

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	5.01
	(b)	5.02
	(c)	5.02
313	(a)	5.03
	(b)	5.03
	(c)	13.03
	(d)	5.03
314	(a)	4.05, 4.06
	(b)	N.A.
	(c)(1)	13.05
	(c)(2)	13.05
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	6.07 & 13.03
	(c)	7.01
	(d)	7.01
	(e)	6.08
316	(a) (last sentence)	1.01
	(a)(1)(A)	6.06
	(a)(1)(B)	6.06
	(a)(2)	9.01(d)
	(b)	6.04
	(c)	5.04
317	(a)(1)	6.02
	(a)(2)	6.02
	(b)	4.04
318	(a)	13.07

N.A. means Not Applicable

NOTE:  This Cross-Reference table shall not, for any purpose, be deemed part of this indenture.

TABLE OF CONTENTS

i

ii

iii

THIS INDENTURE dated as of                 , 20      is among EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), any Subsidiary Guarantors (as defined herein) that may become parties hereto, and Computershare Trust Company, N.A., a national banking association and limited Trust Company organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

AND ANY SUBSIDIARY GUARANTORS

The Company and any Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds, or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the “Debt Securities”), and the Guarantee, if any, by each of the Subsidiary Guarantors of the Debt Securities, as in this Indenture provided.

The Company and any Subsidiary Guarantors are members of the same consolidated group of companies. Any Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Debt Securities. Accordingly, any Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full, unconditional, and joint and several guarantee of the Debt Securities to the extent provided in or pursuant to this Indenture.

All things necessary to make this Indenture a valid agreement of the Company and any Subsidiary Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

That in order to declare the terms and conditions upon which the Debt Securities are authenticated, issued, and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the holders thereof, the Company, any Subsidiary Guarantors, and the Trustee covenant and agree with one other, for the benefit of the respective Holders from time to time of the Debt Securities or any series thereof, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01            Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee may request and may conclusively rely upon an Officer’s Certificate to determine whether any Person is an Affiliate of any specified Person.

“Agent” means any Registrar or paying agent.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Managing Member or any authorized committee of the board of directors of the Managing Member or any directors and/or officers of the Managing Member to whom such board of directors or such committee shall have duly delegated its authority to act hereunder. If the Company shall change its form of entity to (i) a corporation, the references to the board of directors of the Managing Member shall mean the board of directors of the Company or (ii) a limited partnership, the references to the board of directors of the Managing Member shall mean the board of directors of the general partner of the Company.

“Business Day” means any day other than a Legal Holiday.

The term “capital stock” of any Person means and includes any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock, partnership, limited liability company, and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person (including a Successor Company).

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, or a Vice President of the Managing Member, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, or an Assistant Secretary of the Managing Member, and delivered to the Trustee, or if the Company shall change its form of entity to other than a limited liability company, by Persons or officers, members, agents, and others holding positions comparable to those of the foregoing nature, as applicable.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Computershare Trust Company, N.A., CTSO Mail Operations, 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: CCT Administrator for EnLink Midstream, LLC, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company given in accordance with Section 13.03 hereof.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Debt” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and any guarantee thereof.

“Debt Security” or “Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any debt security or debt securities, as the case may be, of any series authenticated and delivered under this Indenture.

“Default” means any event, act, or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.03 or 2.15, with respect to Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Floating Rate Debt Security” means a Debt Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 2.03.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Global Security” means with respect to any series of Debt Securities issued hereunder, a Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officer’s Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

The term “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Holder,” “Holder of Debt Securities”, or other similar terms means, a Person in whose name a Debt Security is registered in the Debt Security Register (as defined in Section 2.07(a)).

“Indenture” means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented and shall include the form and terms of particular series of Debt Securities as contemplated hereunder, whether or not a supplemental Indenture is entered into with respect thereto.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or at a Place of Payment are authorized by law, regulation, or executive order to remain closed. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, security interest, pledge, charge, or other encumbrance of any kind in respect of such asset, whether or not filed, recorded, or otherwise perfected under applicable law.

“Managing Member” means EnLink Midstream Manager, LLC, a Delaware limited liability company, and its successors as managing member of the Company.

“Officer” means, with respect to a Person, the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, any Assistant Treasurer, Controller, Secretary, Assistant Secretary, or any Assistant Vice President of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Managing Member.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Issue Discount Debt Security” means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding,” when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of that series theretofore authenticated and delivered under this Indenture, except:

(a)            Debt Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)            Debt Securities of that series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Debt Securities; provided, that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c)            Debt Securities of that series which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Debt Securities which a Responsible Officer actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or a Subsidiary of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, or government, or other agency or political subdivision thereof, or other entity of any kind.

“Redemption Date,” when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee or any officer within the corporate trust department of such Trustee including any vice president, assistant vice president, trust officer or any other officer of such Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers who shall have direct responsibility for the administration of this Indenture or any other officer of such Trustee to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject matter.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Subsidiary” means, as to any Person, (1) any corporation, association, or other business entity (other than a partnership or limited liability company) of which more than 50% of the outstanding capital stock having ordinary voting power is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, (2) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination, or (3) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of directors with a majority of the voting power of the board of directors (or other governing body) of such Person or the sole member or managing member of such Person, as applicable.

“Subsidiary Guarantors” means any Subsidiary of the Company that may execute this Indenture, or a supplement thereto, for the purpose of providing a Guarantee of Debt Securities pursuant to this Indenture, in each case until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Subsidiary Guarantors” shall mean such successor Person or Persons.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb), as in effect on the date of this Indenture as originally executed and, to the extent required by law, as amended.

“Trustee” initially means Computershare Trust Company, N.A. and any other Person or Persons appointed as such from time to time pursuant to Section 7.08, and, subject to the provisions of Article VII, includes its or their successors and assigns. If at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of that series.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Government Obligations” means direct obligations of the United States of America, obligations on which the payment of principal and interest is fully guaranteed by the United States of America or obligations or guarantees for the payment of which the full faith and credit of the United States of America is pledged.

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of a series of Debt Securities, or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

Section 1.02            Other Definitions.

Term	Defined in Section
“Debt Security Register”	2.07
“Defaulted Interest”	2.17
“Event of Default”	6.01
“Funding Guarantor”	14.04
“Guarantee”	14.01
“Place of Payment”	2.03
“Registrar”	2.07
“Successor Company”	10.01

Section 1.03            Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04            Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and in the plural include the singular;

(e)            provisions apply to successive events and transactions; and

(f)             the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE II
DEBT SECURITIES

Section 2.01            Forms Generally. The Debt Securities of each series shall be in substantially the form established without the approval of any Holder by or pursuant to a resolution of the Board of Directors or in one or more Indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate (and, if not contained in a supplemental Indenture entered into in accordance with Article IX, as are not prohibited by the provisions of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Debt Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Debt Securities as evidenced by their execution of the Debt Securities.

The definitive Debt Securities of each series shall be printed or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

Section 2.02            Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Debt Securities authenticated by the Trustee shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A.
As Trustee

By:
Authorized Signatory

Section 2.03            Principal Amount; Issuable in Series. The aggregate principal amount of Debt Securities which may be issued, executed, authenticated, delivered, and outstanding under this Indenture is unlimited.

The Debt Securities may be issued in one or more series in fully registered form. There shall be established, without the approval of any Holders, in or pursuant to a resolution of the Board of Directors and set forth in an Officer’s Certificate, or established in one or more Indentures supplemental hereto, prior to the issuance of Debt Securities of any series any or all of the following:

(a)            the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

(b)            any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article II);

(c)            the date or dates on which the principal of and premium, if any, on the Debt Securities of the series are payable;

(d)            the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, or the method by which such date will be determined, the record dates for the determination of Holders thereof to whom such interest is payable, or the method by which such date will be determined; and the basis upon which interest will be calculated if other than that of a 360-day year of twelve thirty-day months;

(e)            the place or places, if any, in addition to the Corporate Trust Office of the Trustee, where the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable (“Place of Payment”);

(f)            the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

(g)            whether Debt Securities of the series are entitled to the benefits of the Guarantee of any Subsidiary Guarantor pursuant to this Indenture;

(h)            the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(i)             the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for capital stock (which may be represented by depositary shares), other Debt Securities or warrants for capital stock or Debt or other securities of any kind of the Company or any other obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

(j)             if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Debt Securities of the series shall be issuable;

(k)            if the amount of principal of or any premium or interest on Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(l)             if the principal amount payable at the Stated Maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(m)           any changes or additions to Article XI, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 11.02(b);

(n)            if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

(o)           the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, money, proceeds, securities, or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as currently in effect;

(p)           any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the Holders to declare the principal of, and premium and interest on, such Debt Securities due and payable;

(q)           if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.15(a);

(r)            any trustees, authenticating or paying agents, transfer agents, or registrars;

(s)            the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article X;

(t)             with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

(u)           any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and as set forth in such Officer’s Certificate or in any such Indenture supplemental hereto.

Section 2.04            Execution of Debt Securities. The Debt Securities shall be signed on behalf of the Company by the Chairman of the Board of Directors, the President or a Vice President of the Managing Member and, if the seal of the Managing Member is reproduced thereon, it shall be attested by its Secretary, an Assistant Secretary, a Treasurer or an Assistant Treasurer. Such signatures upon the Debt Securities may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debt Securities. The seal of the Managing Member, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted, or otherwise reproduced on the Debt Securities.

Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Managing Member on behalf of the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Managing Member who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such officer of the Managing Member; and any Debt Security may be signed on behalf of the Managing Member by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Managing Member, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such officer.

Section 2.05            Authentication and Delivery of Debt Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debt Securities to or upon a Company Order. In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(a)           a copy of any resolution or resolutions of the Board of Directors, certified by the Secretary or Assistant Secretary of the Managing Member, authorizing the terms of issuance of any series of Debt Securities;

(b)           an executed supplemental Indenture, if any;

(c)           an Officer’s Certificate; and

(d)           an Opinion of Counsel prepared in accordance with Section 13.05 which shall also state:

(i)             that the form of such Debt Securities has been established by or pursuant to a resolution of the Board of Directors or by a supplemental Indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(ii)            that the terms of such Debt Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental Indenture as permitted by Section 2.03 in conformity with the provisions of this Indenture;

(iii)            that such Debt Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company (subject to customary assumptions, qualifications, and exceptions);

(iv)           that the Company has the limited liability company power to issue such Debt Securities and has duly taken all necessary limited liability company action with respect to such issuance;

(v)            that the issuance of such Debt Securities will not contravene the organizational documents of the Company or result in any material violation of any of the terms or provisions of any law or regulation or of any material indenture or mortgage known to such counsel by which the Company is bound;

(vi)            that authentication and delivery of such Debt Securities and the execution and delivery of any supplemental Indenture will not violate the terms of this Indenture; and

(vii)          such other matters as the Trustee may reasonably request.

Such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in a currency other than that of the United States.

The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section 2.05 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors, trustees, or officers (or any combination thereof) shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Debt Securities of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent, or agent for service of notices and demands.

Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication.

Section 2.06            Denomination of Debt Securities. Unless otherwise provided in the form of Debt Security for any series, the Debt Securities of each series shall be issuable only as fully registered Debt Securities in such Dollar denominations as shall be specified or contemplated by Section 2.03. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 2.07            Registration of Transfer and Exchange.

(a)            The Company shall keep or cause to be kept a register for each series of Debt Securities issued hereunder (hereinafter collectively referred to as the “Debt Security Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of all Debt Securities and the transfer of Debt Securities as in this Article II provided. At all reasonable times, the Debt Security Register shall be open for inspection by the Trustee. Subject to Section 2.15, upon due presentment for registration of transfer of any Debt Security at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for a like aggregate principal amount. In no event may Debt Securities be issued as, or exchanged for, bearer securities.

Unless and until otherwise determined by the Company, the Debt Security Register shall be kept at the Corporate Trust Office of the Trustee and, for this purpose, the Trustee shall be designated “Registrar.”

Debt Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a like aggregate principal amount of Debt Securities of the same series of other authorized denominations. Subject to Section 2.15, Debt Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debt Security or Debt Securities which the Holder making the exchange shall be entitled to receive.

(b)            All Debt Securities presented or surrendered for registration of transfer, exchange, or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder or his attorney duly authorized in writing.

All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

No service charge shall be made for any exchange or registration of transfer of Debt Securities (except as provided by Section 2.09), but the Company may require payment of a sum sufficient to cover any tax, fee, assessment, or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

The Company shall not be required (i) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days next preceding any notice of redemption of Debt Securities of such series being sent or (ii) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption.

Prior to the due presentation for registration of transfer of any Debt Security, the Company, the Subsidiary Guarantors, the Trustee, any paying agent or any Registrar may deem and treat the Person in whose name a Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of or on account of the principal of, and premium, if any, and (subject to Section 2.12) interest on, such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and none of the Company, the Subsidiary Guarantors, the Trustee, any paying agent, or any Registrar shall be affected by notice to the contrary.

None of the Company, the Subsidiary Guarantors, the Trustee, any agent of the Trustee, any paying agent, or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Section 2.08            Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities (printed, photocopied, or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Debt Securities in lieu of which they are issued, in registered form with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Debt Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company at a Place of Payment for such series, without charge to the Holder thereof, except as provided in Section 2.07 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor. Until so exchanged, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to Section 2.07 or this Section 2.08, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount to be exchanged and endorsed.

Section 2.09            Mutilated, Destroyed, Lost or Stolen Debt Securities. If (a) any mutilated Debt Security is surrendered to the Trustee at the Corporate Trust Office of the Trustee or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any paying agent harmless, and neither the Company nor the Trustee receives notice that such Debt Security has been acquired by a protected purchaser, then the Company shall execute and, upon a Company Order, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Debt Security, a new Debt Security of the same series of like tenor, form, terms, and principal amount, bearing a number not contemporaneously Outstanding. Upon the issuance of any substituted Debt Security, the Company or the Trustee may require the payment of a sum sufficient to cover any tax, fee, assessment, or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost, or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss, or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security of any series issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Debt Security is destroyed, lost, or stolen shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10            Cancellation of Surrendered Debt Securities. All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Company or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Debt Securities held by the Trustee shall be cancelled (subject to the record retention requirements of the Exchange Act) and evidence of their cancellation delivered to the Company, upon written request from time to time. On written request of the Company, the Trustee shall deliver to the Company evidence of canceled Debt Securities held by the Trustee. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Debt represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Company may not issue new Debt Securities to replace Debt Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11            Provisions of the Indenture and Debt Securities for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Registrar or paying agent, any legal or equitable right, remedy, or claim under or in respect of this Indenture, or under any covenant, condition, or provision herein contained; all its covenants, conditions, and provisions being for the sole benefit of the parties hereto, the Holders, and any Registrar and paying agents.

Section 2.12            Payment of Interest; Interest Rights Preserved.

(a)            Interest on any Debt Security that is payable and is punctually paid or duly provided for on any interest payment date shall be paid to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest notwithstanding the cancellation of such Debt Security upon any transfer or exchange subsequent to the regular record date. Payment of interest on Debt Securities shall be made at the Corporate Trust Office of the Trustee (except as otherwise specified pursuant to Section 2.03), or at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register or, if provided pursuant to Section 2.03 and in accordance with arrangements satisfactory to the Trustee, at the option of the Holder by wire transfer to an account in the United States designated by the Holder.

(b)            Subject to the foregoing provisions of this Section 2.12 and Section 2.17, each Debt Security of a particular series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

Section 2.13            Securities Denominated in Dollars. Except as otherwise specified pursuant to Section 2.03 for Debt Securities of any series, payment of the principal of, and premium, if any, and interest on, Debt Securities of such series will be made in Dollars.

Section 2.14            Wire Transfers. Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of money required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, the Debt Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee by 11:00 a.m., New York City time, on the date such money is to be paid to the Holders of the Debt Securities in accordance with the terms hereof.

Section 2.15            Securities Issuable in the Form of a Global Security.

(a)            If the Company shall establish pursuant to Sections 2.01 and 2.03 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Securities, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officer’s Certificate, shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN,”

or such other legend as may then be required by the Depositary for such Global Security or Securities.

(b)            Notwithstanding any other provision of this Section 2.15 or of Section 2.07 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

(c)            (i)             If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of such individual Debt Securities of such series in exchange for such Global Security or Securities, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

(ii)             The Company may at any time and in its sole discretion, subject to the procedures of the Depositary, determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, or if such Depositary so requests during the continuance of an Event of Default with respect to the series of Debt Securities represented by such Global Security, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

(iii)            If specified by the Company pursuant to Sections 2.01 and 2.03 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, to each Person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

(iv)            In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be canceled by the Trustee in accordance with its customary procedures. Except as provided in the preceding paragraph, Debt Securities issued in exchange for a Global Security pursuant to this Section 2.15 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

(v)            Payments in respect of the principal of and interest on any Debt Securities issued in global form and registered in the name of the Depositary or its nominee will be payable to the Depositary or such nominee in its capacity as the registered owner of such Global Security. The Company, the Subsidiary Guarantors, and the Trustee may treat the Person in whose name the Debt Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Company, the Subsidiary Guarantors, the Trustee, any Registrar, the paying agent, or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or its nominee or any of the Depositary’s direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Security, the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee, or any other matter relating to the actions and practices of the Depositary, its nominee or any of its direct or indirect participants. None of the Company, the Subsidiary Guarantors, the Trustee, or any such agent will be liable for any delay by the Depositary, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Debt Securities, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the individual Debt Securities to be issued).

Section 2.16            Medium Term Securities. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officer’s Certificate, resolutions of the Board of Directors, supplemental Indenture, Opinion of Counsel or written order or any other document otherwise required pursuant to Section 2.01, 2.03, 2.05 or 13.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided, that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officer’s Certificate delivered pursuant to Section 2.05 or 13.05 shall be true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of such series.

A Company Order delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph, may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of Persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such Person) and that such Persons are authorized to determine, consistent with the Officer’s Certificate, supplemental Indenture, or resolution of the Board of Directors relating to such written order, such terms and conditions of such Debt Securities as are specified in such Officer’s Certificate, supplemental Indenture, or such resolution.

Section 2.17            Defaulted Interest. Any interest on any Debt Security of a particular series which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Debt Securities of such series and in this Indenture (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)              The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities of such series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent to each Holder thereof at its address as it appears in the Debt Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Debt Securities of such series are registered at the close of business on such special record date.

(ii)            The Company may make payment of any Defaulted Interest on the Debt Securities of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.18            CUSIP and ISIN Numbers. The Company in issuing the Debt Securities may use “CUSIP” and corresponding “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and corresponding “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” and “ISIN” numbers.

ARTICLE III
REDEMPTION OF DEBT SECURITIES

Section 3.01            Applicability of Article. The provisions of this Article shall be applicable to the Debt Securities of any series which are redeemable before their Stated Maturity except as otherwise specified as contemplated by Section 2.03 for Debt Securities of such series.

Section 3.02            Notice of Redemption; Selection of Debt Securities. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, by resolution of the Board of Directors or a supplemental Indenture, the Company shall fix a date for redemption and shall give notice of such redemption at least 10 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part, in the manner provided in Section 13.03; provided, however, such notice may be given more than 60 days prior to the Redemption Date if the notice is given in connection with a satisfaction and discharge pursuant to Section 11.02(a). The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series.

Each such notice of redemption shall specify (i) the Redemption Date, (ii) the redemption price at which Debt Securities of such series are to be redeemed (or the method of calculating such redemption price), (iii) the Place or Places of Payment that payment will be made upon presentation and surrender of such Debt Securities, (iv) that any interest accrued to the Redemption Date will be paid as specified in said notice, (v) that the redemption is for a sinking fund payment (if applicable), (vi) that, unless otherwise specified in such notice, if the Company defaults in making such redemption payment, the paying agent is prohibited from making such payment pursuant to the terms of this Indenture, (vii) that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue, (viii) that in the case of Original Issue Discount Securities original issue discount accrued after the Redemption Date will cease to accrue, (ix) the terms, and conditions, if any, of the Debt Securities of that series pursuant to which the Debt Securities of that series are being redeemed, (x) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Debt Securities of that series, and (xi) any conditions precedent to such redemption. If less than all the Debt Securities of a series are to be redeemed at any time, the notice of redemption shall specify the certificate numbers of the Debt Securities of that series to be redeemed. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Debt Security, a new Debt Security or Debt Securities of that series in principal amount equal to the unredeemed portion thereof, will be issued.

If a notice of redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such Redemption Date be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed. The Company shall provide written notice of the satisfaction or waiver of such conditions, the delay of such Redemption Date or the rescission of such notice of redemption to the Trustee prior to the close of business one Business Day prior to the Redemption Date, and the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given. Upon receipt of such notice of the delay of such Redemption Date or the rescission of such notice of redemption, such Redemption Date shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the notes shall be automatically delayed or rescinded and canceled, as applicable, as provided in such notice.

At least three (3) days before giving of any notice of redemption, unless the Trustee consents to a shorter period, the Company shall give written notice to the Trustee of the Redemption Date, the principal amount of Debt Securities to be redeemed and the series and terms of the Debt Securities pursuant to which such redemption will occur. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein, and such notice may be revoked at any time prior to the giving of a notice of redemption to the Holders pursuant to this Section 3.02. If fewer than all the Debt Securities of a series are to be redeemed, the record date relating to such redemption shall be selected by the Company and given in writing to the Trustee, which record date shall be not less than 10 days after the date of notice to the Trustee.

By 11 a.m., New York City time, on the Redemption Date for any Debt Securities, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money in Dollars (except as provided pursuant to Section 2.03) sufficient to pay the redemption price of such Debt Securities or any portions thereof that are to be redeemed on that date, together with any interest accrued to the Redemption Date.

If less than all the Debt Securities of like tenor and terms of a series are to be redeemed (other than pursuant to a mandatory sinking fund), the Trustee shall select, on a pro rata basis, by lot or by such other method as in its sole discretion it shall deem appropriate and fair (or, in the case of Debt Securities represented by a Global Security, by such method as the Depositary may require), the Debt Securities of that series or portions thereof (in multiples of $1,000) to be redeemed. In any case, where more than one Debt Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debt Security of such series. The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed. If any Debt Security called for redemption shall not be so paid upon surrender thereof on such Redemption Date, the principal, premium, if any, and interest shall bear interest until paid from the Redemption Date at the rate borne by the Debt Securities of that series. If less than all the Debt Securities of unlike tenor and terms of a series are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Company. Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption.

Section 3.03            Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.02, and if the conditions, if any, for the redemption have been satisfied, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue, and any original issue discount in the case of Original Issue Discount Securities shall cease to accrue. On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the Redemption Date.

Any Debt Security that is to be redeemed only in part shall be surrendered at the Place of Payment with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

Section 3.04            Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as an “optional sinking fund payment.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Debt Securities of that series theretofore purchased or otherwise acquired by the Company or (b) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution, or supplemental Indenture; provided, that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities, resolution, or supplemental Indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.05            Redemption of Debt Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental Indenture, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to this Section 3.05 (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, by 11 a.m., New York City time, on the next succeeding sinking fund payment date. Failure of the Company to deliver such certificate (or to deliver the Debt Securities specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in this Section 3.05 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the redemption price specified in such Debt Securities, resolution, or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund money not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.05. Any and all sinking fund money with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustee, together with other money, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at its Stated Maturity.

The Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 3.02, and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.03.

The Trustee shall not redeem any Debt Securities of a series with sinking fund money or send any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a Default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been sent in accordance with the provisions hereof, the Trustee shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article III. Except as aforesaid, any money in the sinking fund for such series at the time when any such Default or Event of Default shall occur and any money thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of such Debt Securities; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such money shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such money may be applied pursuant to the provisions of this Section 3.05.

Section 3.06            Purchase of Securities. Unless otherwise specified as contemplated by Section 2.03, the Company and any Affiliate of the Company may, subject to applicable law, at any time purchase or otherwise acquire Debt Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Debt Securities. Any Debt Securities purchased or acquired by the Company may be delivered to the Trustee for cancellation and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.10 shall apply to all Debt Securities so delivered.

ARTICLE IV
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01            Payment of Principal of, and Premium, If Any, and Interest on, Debt Securities. The Company, for the benefit of each series of Debt Securities, will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Debt Securities at the place, at the respective times and in the manner provided herein or in the Debt Securities. Each installment of interest on the Debt Securities (other than those represented by a Global Security) may at the Company’s option be paid by mailing checks for such interest payable to the Person entitled thereto pursuant to Section 2.07(a) to the address of such Person as it appears on the Debt Security Register.

Principal of and premium and interest on Debt Securities of any series shall be considered paid on the date due if, by 11 a.m., New York City time, on such date the Trustee or any paying agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due.

The Company shall pay interest on overdue principal or premium, if any, at the rate specified therefor in the Debt Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02            Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debt Securities. The Company will maintain in New York, New York and in any other Place of Payment for any series of Debt Securities an office or agency where Debt Securities of such series may be presented or surrendered for payment. Initially, such office or agency shall be the office of the Trustee at 1505 Energy Park Drive, Minneapolis, MN 55108. The Company shall also maintain (in or outside such Place of Payment) an office or agency where Debt Securities of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served. Initially, such office or agency shall be the office of the Trustee referred to in Section 13.03. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the office of the Trustee referred to in Section 13.03, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices, and demands.

The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 4.03            Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder with respect to each series of Debt Securities.

Section 4.04            Duties of Paying Agents, etc. (a)  The Company shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

(i)              that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Debt Securities of any series (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities of such series) in trust for the benefit of the Holders of the Debt Securities of such series;

(ii)             that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debt Securities of such series) to make any payment of the principal of, and premium, if any, or interest on, the Debt Securities of such series when the same shall be due and payable; and

(iii)            that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

(b)            If the Company shall act as its own paying agent, it will, by 11 a.m., New York City time, on each due date of the principal of, and premium, if any, or interest on, the Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities of such series a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on such Debt Securities to make any payment of the principal of, and premium, if any, or interest on, such Debt Securities when the same shall be due and payable.

(c)            Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such paying agent.

(d)            Whenever the Company shall have one or more paying agents with respect to any series of Debt Securities, it will, prior to each due date of the principal of, and premium, if any, or interest on, any Debt Securities of such series, deposit with any such paying agent a sum sufficient to pay the principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(e)            Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Section 11.05.

Section 4.05            SEC Reports; Financial Statements.

(a)            The Company shall, so long as any of the Debt Securities are Outstanding, (i) during such time as it is subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after it files the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and (ii) during such time as it is not subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the reporting requirements of the Exchange Act.

(b)            The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure).

(c)            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or website under the indenture, or participate in any conference calls. Delivery of reports to the trustee shall not constitute knowledge of, or notice to, the Trustee of the information contained therein.

Section 4.06      Compliance Certificate.

(a)            The Company shall, so long as any of the Debt Securities are Outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate, on behalf of itself and each of the Subsidiary Guarantors, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Managing Member with a view to determining whether each of the Company and the Subsidiary Guarantors has kept, observed, performed, and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and that no Default or Event of Default exists (or, if a Default or Event of Default exists, describing all such existing Defaults or Events of Default of which such Officer may have knowledge and what action the Company or any Subsidiary Guarantor is taking or proposes to take with respect thereto).

(b)            The Company shall, so long as any of the Debt Securities are Outstanding, deliver to the Trustee within 30 days after the occurrence of any Default or Event of Default under this Indenture that is continuing, an Officer’s Certificate specifying such Default or Event of Default, the status thereof and what curative action the Company is taking or proposes to take with respect thereto.

Section 4.07      Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

Section 4.08      Existence. Except as permitted by Article X hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 4.09      Waiver of Certain Covenants. The Company and the Subsidiary Guarantors may, with respect to the Debt Securities of any series, omit in any particular instance to comply with any covenant made applicable to such Debt Securities pursuant to Section 2.03, if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Debt Securities of each series affected, waive such compliance in such instance with such covenant, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Subsidiary Guarantors and the duties of the Trustee in respect of any such covenant shall remain in full force and effect.

ARTICLE V
HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE

Section 5.01      Company to Furnish Trustee Information as to Names and Addresses of Holders; Preservation of Information. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Debt Securities of each series:

(a)            not more than 10 days after each record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such record date, and

(b)            at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (i) contained in the most recent list furnished to it as provided in this Section 5.01 or (ii) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in this Section 5.01 upon receipt of a new list so furnished.

Section 5.02      Communications to Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Debt Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 5.03      Reports by Trustee. Within 60 days after each January 31, beginning with the first January 31 following the date of this Indenture, and in any event on or before April 1 in each year, the Trustee shall send to the Holders a brief report dated as of such January 31 that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b).

Reports pursuant to this Section 5.03 shall be sent:

(a)            to all Holders, as the names and addresses of such Holders appear in the Debt Security Register; and

(b)            except in the cases of reports under Section 313(b)(2) of the TIA, to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 5.01.

A copy of each report at the time of its being sent to Holders shall be filed with the SEC and each stock exchange (if any) on which the Debt Securities of any series are listed. The Company agrees to notify promptly the Trustee whenever the Debt Securities of any series become listed on any stock exchange and of any delisting thereof.

Section 5.04      Record Dates for Action by Holders. If the Company shall solicit from the Holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company may, at its option, by resolution of the Board of Directors, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date.

ARTICLE VI
REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT

Section 6.01      Events of Default. If any one or more of the following shall have occurred and be continuing with respect to Debt Securities of any series (each of the following, an “Event of Default”):

(a)            default in the payment of any installment of interest upon any Debt Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)            default in the payment of the principal of or premium, if any, on any Debt Securities of that series as and when the same shall become due and payable, whether at Stated Maturity, upon redemption, by declaration, upon required repurchase, or otherwise; or

(c)            default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable; or

(d)            failure on the part of the Company, or if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of a Guarantee, any of the Subsidiary Guarantors, duly to observe or perform any other of the covenants or agreements on the part of the Company, or, if applicable, any of the Subsidiary Guarantors, in the Debt Securities of that series, in any resolution of the Board of Directors authorizing the issuance of that series of Debt Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in this Section specifically dealt with), continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Company, or if applicable, the Subsidiary Guarantor, to remedy the same shall have been given, to the Company, or if applicable, the Subsidiary Guarantor, by the Trustee or to the Company, or if applicable, the Subsidiary Guarantor, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time Outstanding; or

(e)            the Company, or if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of a Guarantee, any of the Subsidiary Guarantors, pursuant to or within the meaning of any Bankruptcy Law,

(i)             commences a voluntary case;

(ii)            consents to the entry of an order for relief against it in an involuntary case;

(iii)            consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)           makes a general assignment for the benefit of its creditors;

(f)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)             is for relief against the Company, or if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of a Guarantee, any of the Subsidiary Guarantors, as debtor in an involuntary case,

(ii)             appoints a Custodian of the Company, or if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of a Guarantee, any of the Subsidiary Guarantors, or a Custodian for all or substantially all of the property of the Company, or if applicable, any of the Subsidiary Guarantors, or

(iii)           orders the liquidation of the Company, or if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of a Guarantee, any of the Subsidiary Guarantors, and the order or decree remains unstayed and in effect for 60 days;

(g)            if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of a Guarantee, the Guarantee of any of the Subsidiary Guarantors ceases to be in full force and effect with respect to Debt Securities of that series (except as otherwise provided in this Indenture) or is declared null and void in a judicial proceeding or any of the Subsidiary Guarantors denies or disaffirms its obligations under this Indenture or such Guarantee; or

(h)            any other Event of Default provided with respect to Debt Securities of that series;

then and in each and every case that an Event of Default described in clause (a), (b), (c), (d), (g), or (h) with respect to Debt Securities of that series at the time Outstanding occurs and is continuing, unless the principal of, premium, if any, and interest on all the Debt Securities of that series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series), premium, if any, and accrued and unpaid interest on all the Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of that series contained to the contrary notwithstanding. If an Event of Default described in clause (e) or (f) occurs, then and in each and every such case, unless the principal of and interest on all the Debt Securities shall have become due and payable, the entire principal of (or, if any Debt Securities are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series), premium, if any, and accrued and unpaid interest on all the Debt Securities then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in this Indenture or in the Debt Securities contained to the contrary notwithstanding.

The Holders of a majority in aggregate principal amount of the Debt Securities of a particular series by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all existing Events of Default with respect to Debt Securities of that series have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies, and powers of the parties hereto shall continue as though no such proceeding had been taken.

Section 6.02      Collection of Debt by Trustee, etc. If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Debt Securities of the affected series or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against any of the Subsidiary Guarantors or the Company or any other obligor upon the Debt Securities of such series (and collect in the manner provided by law out of the property of any of the Subsidiary Guarantors or the Company or any other obligor upon the Debt Securities of such series wherever situated the money adjudged or decreed to be payable).

In case there shall be pending proceedings for the bankruptcy or for the reorganization of any of the Subsidiary Guarantors or the Company or any other obligor upon the Debt Securities of any series under any Bankruptcy Law, or in case a Custodian shall have been appointed for its property, or in case of any other similar judicial proceedings relative to any of the Subsidiary Guarantors or the Company or any other obligor upon the Debt Securities of any series, its creditors or its property, the Trustee, irrespective of whether the principal of Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (or, if the Debt Securities of such series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Debt Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys, and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct) and of the Holders thereof allowed in any such judicial proceedings relative to any of the Subsidiary Guarantors or the Company, or any other obligor upon the Debt Securities of such series, its creditors or its property, and to collect and receive any money or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of such Holders and of the Trustee on their behalf, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys, and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities of any series, may be enforced by the Trustee without the possession of any such Debt Securities, or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.06) shall be for the ratable benefit of the Holders of all the Debt Securities in respect of which such action was taken.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.03      Application of Money Collected by Trustee. Any money or other property collected by the Trustee pursuant to Section 6.02 with respect to Debt Securities of any series shall be applied, in the order following, at the date or dates fixed by the Trustee for the distribution of such money or other property, upon presentation of the several Debt Securities of such series in respect of which money or other property have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all money due the Trustee pursuant to Section 7.06;

SECOND: In case the principal of the Outstanding Debt Securities in respect of which such money has been collected shall not have become due, to the payment of interest on the Debt Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Debt Securities in respect of which such money has been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series; and, in case such money shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of such series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any Debt Security of such series, ratably to the aggregate of such principal and premium, if any, and interest; and

FOURTH: The remainder, if any, shall be paid to any of the Subsidiary Guarantors or the Company, as applicable, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.03. At least 15 days before such record date, the Company shall send to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.04      Limitation on Suits by Holders. No Holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that same series and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request upon the Trustee to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity or security satisfactory to the Trustee as it may require against any losses, costs, damages, claims, fees, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity or security shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any such other Holder), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of, and premium, if any, and (subject to Section 2.12) interest on, such Debt Security, on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.05      Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.06      Rights of Holders of Majority in Principal Amount of Debt Securities to Direct Trustee and to Waive Default. The Holders of not less than a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any right, trust or power conferred on the Trustee, with respect to the Debt Securities of such series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken or is inconsistent with any provision of this Indenture, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unduly prejudicial to Holders of Debt Securities of such series not taking part in such direction; and provided, further, however, that nothing contained in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Holders. The Holders of not less than a majority in aggregate principal amount of the Debt Securities of that series at the time Outstanding may on behalf of the Holders of all the Debt Securities of that series waive any past Default or Event of Default and its consequences for that series, except a Default or Event of Default in the payment of the principal of, and premium, if any, or interest on, any of the Debt Securities and a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby. In case of any such waiver, such Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Subsidiary Guarantors, the Company, the Trustee, and the Holders of the Debt Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.07      Trustee to Give Notice of Defaults Known to It, but May Withhold Such Notice in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a Default known to it with respect to a series of Debt Securities, give to the Holders thereof, in the manner provided in Section 13.03, notice of all Defaults with respect to such series known to the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided, that, except in the case of Default in the payment of the principal of, or premium, if any, or interest on, any of the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a committee of directors or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders thereof.

Section 6.08      Requirement of an Undertaking to Pay Costs in Certain Suits under the Indenture or Against the Trustee. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the TIA, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25 percent in principal amount of the Outstanding Debt Securities of that series or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Debt Security on or after the due date for such payment expressed in such Debt Security.

ARTICLE VII
CONCERNING THE TRUSTEE

Section 7.01      Certain Duties and Responsibilities. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a)            this paragraph shall not be construed to limit the effect of the first paragraph of this Section 7.01;

(b)            prior to the occurrence of an Event of Default with respect to the Debt Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(i)             the duties and obligations of the Trustee with respect to Debt Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustee;

(ii)            in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(iii)           the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iv)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Debt Securities of such series.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02      Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a)            the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document (whether in its original, electronic, or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Company Request (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Managing Member;

(c)            the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any losses, costs, damages, claims, fees, expenses and liabilities which may be incurred therein or thereby;

(e)            the Trustee shall not be liable for any action taken or omitted by it in good faith which it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)            prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Debt Securities of a series affected by such matter; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such losses, costs, claims, damages, fees, expenses, or liabilities as a condition to so proceeding, and the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(h)            if any property other than cash shall at any time be subject to a Lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such Lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon;

(i)             the Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Debt Securities unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the most applicable Series of Debt Securities, and this Indenture;

(j)              In no event shall the Trustee be responsible or liable to any person for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)            The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so;

(l)             No bond or surety shall be required with request to performance of Trustee’s duties and powers; and

(m)           Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Debt Securities.

Section 7.03      Trustee Not Liable for Recitals in Indenture or in Debt Securities. The recitals contained herein, in the Debt Securities (except the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities, and perform its obligations hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate. The Trustee shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof.

Section 7.04      Trustee, Paying Agent or Registrar May Own Debt Securities. The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and subject to the provisions of the TIA relating to conflicts of interest and preferential claims may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent, or Registrar.

Section 7.05      Money Received by Trustee to Be Held in Trust. Subject to the provisions of Section 11.05, all money received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which it was received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such money shall be paid from time to time to the Company upon a Company Order.

Section 7.06      Compensation and Reimbursement. The Company covenants and agrees to pay in Dollars to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), including, without limitation, paying agent and Registrar, and, except as otherwise expressly provided herein, the Company will pay or reimburse in Dollars the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all Persons not regularly in its employ), including, without limitation, Section 6.02, except any such expense, disbursement or advances which arises from its own negligence or willful misconduct as found by a court of competent jurisdiction. The Company also covenants to indemnify and defend the Trustee for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including the reasonable costs, fees, and expenses (including reasonable fees and court costs) of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional Debt hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Company and the Holders agree that such additional Debt shall be secured by a Lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of, and premium, if any, or interest on, particular Debt Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07      Right of Trustee to Rely on an Officer’s Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08      Separate Trustee; Replacement of Trustee. The Company may, but need not, appoint a separate Trustee for any one or more series of Debt Securities. The Trustee may resign with respect to one or more or all series of Debt Securities at any time by giving notice to the Company. The Holders of a majority in principal amount of the Debt Securities of a particular series may remove the Trustee for such series and only such series by so notifying the Trustee and may appoint a successor Trustee. The Company may at any time remove the Trustee with respect to the Debt Securities of any particular series by giving the Trustee written notice of removal and thereupon appoint a successor trustee, provided that (i) no Default exists at time of such removal, (ii) such Trustee was not appointed by the Holders of such series pursuant to this Section 7.8, and (iii) the corporate trust business of the successor Trustee is of nationally recognized standing. The Company shall remove the Trustee if:

(i)             the Trustee fails to comply with Section 7.10;

(ii)            the Trustee is adjudged bankrupt or insolvent;

(iii)           a Custodian takes charge of the Trustee or its property; or

(iv)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debt Securities of a particular series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.08.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders of Debt Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06. If a successor Trustee does not take office within 60 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Debt Securities of any applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Debt Securities of such series. If the Trustee fails to comply with Section 7.10, any Holder of Debt Securities of any applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

In the case of the appointment hereunder of a separate or successor Trustee with respect to the Debt Securities of one or more series, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an Indenture supplemental hereto (i) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts, and duties of any retiring Trustee with respect to the Debt Securities of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (ii) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 7.09      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, sells, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors to the Trustee by merger, conversion or consolidation shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture, provided that the certificate of the Trustee shall have.

Section 7.10      Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Debt Securities of a particular series or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee for the Debt Securities of such series. The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

Section 7.11      Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

Section 7.12      Compliance with Tax Laws. The Trustee hereby agrees to comply with all U.S. Federal income tax information reporting and withholding requirements applicable to it with respect to payments of premium (if any) and interest on the Debt Securities, whether acting as Trustee, Registrar, paying agent or otherwise with respect to the Debt Securities.

ARTICLE VIII
CONCERNING THE HOLDERS

Section 8.01      Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in Person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of this Indenture, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders, or (d) in the case of Debt Securities evidenced by a Global Security, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Section 8.02      Proof of Execution of Instruments and of Holding of Debt Securities. Subject to the provisions of Sections 7.01, 7.02 and 13.09, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debt Securities of any series shall be proved by the Debt Security Register or by a certificate of the Registrar for such series. The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

Section 8.03      Who May Be Deemed Owner of Debt Securities. Prior to due presentment for registration of transfer of any Debt Security, the Company, the Subsidiary Guarantors, the Trustee, any paying agent and any Registrar may deem and treat the Person in whose name any Debt Security shall be registered upon the books of the Company as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.12) interest on such Debt Security and for all other purposes, and neither the Company nor the Subsidiary Guarantors nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Debt Security.

None of the Company, the Subsidiary Guarantors, the Trustee or any agent of the Trustee, any paying agent or any Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any action taken or any failure to act by a Depositary with respect to any Debt Securities including, without limitation, any failure of the owner of a beneficial interest in such Debt Securities to receive any payments or notices provided hereunder or for the selection of beneficial interests in such Debt Securities to be redeemed.

Section 8.04      Instruments Executed by Holders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action and subject to the following paragraph, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office of the Trustee and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Subsidiary Guarantors, the Trustee and the Holders of all the Debt Securities of such series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Debt Securities entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Debt Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Debt Securities after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the Holders of the percentage in aggregate principal amount of the Debt Securities of such series specified in this Indenture shall have been received within such 120-day period.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01      Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

(a)            to evidence the succession pursuant to Article X of another Person to the Company, or successive successions, and the assumption by the Successor Company (as defined in Section 10.01) of the covenants, agreements, and obligations of the Company in this Indenture and in the Debt Securities;

(b)            to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors, to add to the covenants of the Company or the Subsidiary Guarantors such further covenants, restrictions, conditions, or provisions for the protection of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors shall consider to be for the protection of the Holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, that in respect of any such additional covenant, restriction, condition, or provision such supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default;

(c)            to cure any ambiguity, defect, inconsistency, omission, or mistake or to correct or supplement any provision contained herein, in any supplemental Indenture or in any Debt Securities of any series that may be defective or inconsistent with any other provision contained herein, in any supplemental Indenture or in the Debt Securities of such series;

(d)            to permit the qualification of this Indenture or any Indenture supplemental hereto under the TIA as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the TIA;

(e)            to conform their text to any provision of the “Description of Debt Securities” or “Description of the Notes” in any base prospectus or in any provision of the “Description of the Notes” in any prospectus supplement relating to Debt Securities of any series to the extent that such provision was intended to be a verbatim recitation of a provision set forth in this Indenture or any amendment or supplement hereto, which intent will be established by an Officer’s Certificate;

(f)             to reflect the release of any Subsidiary Guarantor in accordance with Article XIV;

(g)            to add Subsidiary Guarantors with respect to any or all of the Debt Securities or to secure any or all of the Debt Securities or a Guarantee;

(h)            to make any change that does not adversely affect the rights of any Holder;

(i)              to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Debt Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 9.01 shall neither apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor modify the rights of the Holder of any such Debt Security with respect to such provision or shall become effective only when there is no such Debt Security Outstanding;

(j)             to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; and

(k)            to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03.

Any supplemental Indenture authorized by the provisions of this Section 9.01 may be executed by the Company, the Subsidiary Guarantors and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02      Modification of Indenture with Consent of Holders of Debt Securities. Without notice to any Holder but with the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental Indenture (including consents obtained in connection with a tender offer or exchange offer for any such series of Debt Securities), the Company and the Subsidiary Guarantors, when authorized by resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided, that no such supplemental Indenture, without the consent of the Holders of each Debt Security so affected, shall:

(a)            reduce the percentage in principal amount of Debt Securities of any series whose Holders must consent to an amendment;

(b)            reduce the rate of or extend the time for payment of interest on any Debt Security;

(c)            reduce the principal of or extend the Stated Maturity of any Debt Security (other than provisions relating to minimum notices required for the redemption of Debt Securities);

(d)            reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed in accordance with Article III (other than provisions relating to minimum notices required for the redemption of Debt Securities);

(e)             make any Debt Security payable in currency other than the Dollar;

(f)             impair the right of any Holder to receive payment of premium, if any, principal of and interest on such Holder’s Debt Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Debt Securities;

(g)            release any security that may have been granted in respect of the Debt Securities or a Guarantee (other than in accordance with this Indenture or the applicable Indenture supplemental hereto that added such Guarantee or security);

(h)            make any change in Section 6.06 or this Section 9.02; or

(i)             except as provided in Section 11.02(b) or 14.03, release any of the Subsidiary Guarantors or modify a Guarantee in any manner adverse to the Holders.

A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall send to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03      The Trustee to Sign Supplemental Indentures etc.. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX, but shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. In executing any amended or supplemental indenture, the Trustee, subject to Sections 7.01 and 7.02 hereof, will be entitled to receive, and will be fully protected in relying upon, in addition to the documents required by Section 13.05 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.04      Effect of Supplemental Indentures. Upon the execution of any supplemental Indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities under this Indenture of the Trustee, the Company, the Subsidiary Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05      Debt Securities May Bear Notation of Changes by Supplemental Indentures. Debt Securities of any series authenticated and delivered after the execution of any supplemental Indenture pursuant to the provisions of this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Indenture. New Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental Indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debt Securities of such series then Outstanding. Failure to make the appropriate notation or to issue a new Debt Security of such series shall not affect the validity of such amendment.

ARTICLE X
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 10.01      Consolidations and Mergers of the Company. The Company shall not consolidate or amalgamate with or merge with or into any Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to any Person, whether in a single transaction or a series of related transactions, unless: (a) either (i) the Company shall be the surviving Person in the case of a merger or (ii) the resulting, surviving or transferee Person if other than the Company (the “Successor Company”), shall be a partnership, limited liability company or corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Debt Securities according to their tenor; (b) immediately after giving effect to such transaction or series of transactions (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction or series of transactions as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; (c) if the Company is not the continuing Person, then each Subsidiary Guarantor, unless it has become the Successor Company, shall confirm that its Guarantee shall continue to apply to the obligations under the Debt Securities and this Indenture; and (d) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or disposition and such supplemental Indenture (if any) comply with this Indenture.

Section 10.02      Rights and Duties of Successor Company. In case of any consolidation, amalgamation or merger where the Company is not the continuing Person, or disposition of all or substantially all of the assets of the Company in accordance with Section 10.01, the Successor Company shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the respective party to this Indenture, and the predecessor entity shall be released from all liabilities and obligations under this Indenture and the Debt Securities, except that no such release will occur in the case of a lease of all or substantially all of the assets of the Company. The Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of the Successor Company, instead of the Company, and subject to all the terms, conditions, and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Managing Member on behalf of the Company to the Trustee for authentication, and any Debt Securities which the Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debt Securities had been issued at the date of the execution hereof.

In case of any such consolidation, amalgamation, merger, sale or other disposition such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

ARTICLE XI
SATISFACTION AND DISCHARGE OF
INDENTURE; DEFEASANCE; UNCLAIMED MONEY

Section 11.01      Applicability of Article. The provisions of this Article XI relating to either the satisfaction and discharge or the defeasance of Debt Securities shall be applicable to each series of Debt Securities except as otherwise specified pursuant to Section 2.03 for Debt Securities of such series.

Section 11.02      Satisfaction and Discharge of Indenture; Defeasance.

(a)            (i)  If at any time the Company shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than any Debt Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.05) or (ii) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (1) the Company shall irrevocably deposit with the Trustee as trust funds money, U.S. Government Obligations or a combination thereof sufficient to pay at Stated Maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of Stated Maturity or Redemption Date, as the case may be, and (2) the Company shall deliver to the Trustee a certificate to the effect described in Section 11.03(b) hereof, if applicable, and if in the case described in either of the preceding clauses (i) and (ii) the Company shall also pay or cause to be paid all other sums then due and payable hereunder by the Company with respect to the Debt Securities of such series, then this Indenture shall cease to be of further effect with respect to the Debt Securities of such series, and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Debt Securities of such series.

(b)            Subject to Sections 11.02(c), 11.03 and 11.07, the Company at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series (“legal defeasance option”) or the operation of (x) any covenant made applicable to such Debt Securities pursuant to Section 2.03, (y) Sections 6.01(d), (g) and (h) (except to the extent covenants or agreements referenced in Section 6.01(d) remain applicable) and (z), as they relate to the Subsidiary Guarantors only, Sections 6.01(e) and (f) (“covenant defeasance option”). If the Company exercises either its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series that are entitled to the benefit of a Guarantee, the Guarantee will terminate with respect to that series of Debt Securities and be automatically released and discharged and any security that may have been granted in respect of such series shall be automatically released. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(d), (g) and (h) and, with respect to the Subsidiary Guarantors only, Sections 6.01(e) and (f) (except to the extent covenants or agreements referenced in Section 6.01(d) remain applicable).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)            Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 4.05(a), 4.06(a), 5.01, 7.06, 11.05, 11.06 and 11.07 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 11.05 and 11.06 shall survive.

Section 11.03      Conditions of Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series only if:

(a)             the Company irrevocably deposits in trust with the Trustee money, U.S. Government Obligations or a combination thereof for the payment of principal of, and premium, if any, and interest on, the Debt Securities of such series to Stated Maturity or redemption, as the case may be;

(b)             the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants (in the case of U.S. Government Obligations) expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due on all the Debt Securities of such series to Stated Maturity or redemption, as the case may be;

(c)              no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(d)             the deposit does not constitute a default under any other agreement binding on the Company;

(e)             the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(f)              in the event of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from the Internal Revenue Service a ruling, or since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(g)             in the event of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(h)            the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by this Article XI have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Debt Securities of such series at a future date in accordance with Article III.

Section 11.04      Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities of the defeased series.

Section 11.05      Repayment to Company. The Trustee and any paying agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and any paying agent shall pay to the Company upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years and, thereafter, Holders entitled to such money must look to the Company for payment as general creditors.

Section 11.06      Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and the Holders against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 11.07      Reinstatement. If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debt Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or any paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article XI.

ARTICLE XII
[RESERVED]

This Article XII has been intentionally omitted.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

Section 13.01      Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company, the Subsidiary Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 13.02      Acts of Board, Committee or Officer of Successor Company Valid. Any act or proceeding authorized or required by any provision of this Indenture to be done or performed by any of the Board of Directors, committee of the Board of Directors, or officer of the Managing Member on behalf of the Company shall and may be done and performed with like force and effect by the like board, committee, or officer of any Successor Company.

Section 13.03      Required Notices or Demands. Any notice or communication by the Company, the Subsidiary Guarantors or the Trustee to the others is duly given if in writing (in the English language) and delivered in Person, emailed, or mailed by registered or certified mail (return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company or any of the Subsidiary Guarantors:

EnLink Midstream, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention:  Chief Financial Officer

Telecopy No.: (214) 721-9299

If to the Trustee:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, Minnesota, 55108

Attention: Corporate Trustee Services

EnLink Midstream Administrator

Telephone: (800) 334-5218

The Company, the Subsidiary Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; on the first Business Day on or after being sent, if telecopied or sent electronically or the sender receives confirmation of successful transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. However, any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

When the Debt Securities of any series are in certificated form, any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. When the Debt Securities of any series are in the form of Global Securities, any notice or communication to a Holder shall be sent to the Holder electronically pursuant to the applicable procedures of the Depositary and the Trustee. Any notice or communication will also be so sent to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail or send a notice or communication as provided herein to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. Any report pursuant to Section 313 of the TIA shall be transmitted in compliance with subsection (c) therein.

Notwithstanding the foregoing, any notice to Holders of Floating Rate Debt Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 2.03, shall be sufficiently given if given in the manner specified pursuant to Section 2.03. In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail in connection with the Debt Securities of any series in certificate form, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

Section 13.04      Indenture and Debt Securities to Be Construed in Accordance with the Laws of the State of New York. THIS INDENTURE, EACH DEBT SECURITY, AND EACH GUARANTEE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE, DEBT SECURITY, OR GUARANTEE, SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.05      Officer’s Certificate and Opinion of Counsel to Be Furnished upon Application or Demand by the Company. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all covenants and conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06      Payments Due on Legal Holidays. In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities of a series shall not be a Business Day at any Place of Payment for the Debt Securities of such series, then payment of interest or principal and premium, if any, need not be made on such date at such Place of Payment, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date of maturity, and no interest shall accrue for the period after such date. If a record date is not a Business Day, the record date shall not be affected.

Section 13.07      Provisions Required by TIA to Control. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the TIA, such required provision shall control.

Section 13.08      Computation of Interest on Debt Securities. Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.03.

Section 13.09      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any paying agent may make reasonable rules for their functions.

Section 13.10      No Recourse Against Others. None of the Managing Member nor any, director, officer, employee, incorporator, manager, or member or other owner of equity of the Managing Member, the Company, or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Subsidiary Guarantors or the Company under the Debt Securities, this Indenture, or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.

Section 13.11      Severability. In case any provision in this Indenture or the Debt Securities shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12      Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.13      Indenture May Be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Indenture. This Indenture and supplements shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) any original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm, or otherwise verify the validity or authenticity thereof.

ARTICLE XIV
GUARANTEE

Section 14.01      Unconditional Guarantee.

(a)            Notwithstanding any provision of this Article XIV to the contrary, the provisions of this Article XIV shall be applicable only to, and inure solely to the benefit of, the Debt Securities of any series designated, pursuant to Section 2.03, as entitled to the benefits of the Guarantee of any of the Subsidiary Guarantors.

(b)            For value received, each of the Subsidiary Guarantors hereby fully, unconditionally and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Debt Securities and all other amounts due and payable under this Indenture and the Debt Securities by the Company, when and as such principal, premium, if any, interest, and other amounts shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Debt Securities and this Indenture, subject to the limitations set forth in Section 14.02.

(c)            Failing payment when due of any amount guaranteed pursuant to its Guarantee, for whatever reason, each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all Debt of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity, or enforceability of the Debt Securities, its Guarantee (including the Guarantee of any other Subsidiary Guarantor) or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Trustee or any Holder of the Debt Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Subsidiary Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Debt Securities, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.04, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Subsidiary Guarantor to enforce its Guarantee without first proceeding against the Company or any other Subsidiary Guarantor.

(d)            The obligations of each of the Subsidiary Guarantors under this Article XIV shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence, or modification of, or any change in, any of the obligations and liabilities of the Company or any of the Subsidiary Guarantors contained in the Debt Securities or this Indenture, (B) any impairment, modification, release or limitation of the liability of the Company, any of the Subsidiary Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (C) the assertion or exercise by the Company, any of the Subsidiary Guarantors or the Trustee of any rights or remedies under the Debt Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the assignment or the purported assignment of any property as security for the Debt Securities, including all or any part of the rights of the Company or any of the Subsidiary Guarantors under this Indenture, (E) the extension of the time for payment by the Company or any of the Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Debt Securities or this Indenture or of the time for performance by the Company or any of the Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (F) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the Subsidiary Guarantors set forth in this Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Debt Securities, the Guarantee or this Indenture in any such proceeding, (H) the release or discharge of the Company or any of the Subsidiary Guarantors from the performance or observance of any agreement, covenant, term, or condition contained in any of such instruments by operation of law, (I) the unenforceability of the Debt Securities, any other Guarantee or this Indenture, or (J) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantee) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e)            Each of the Subsidiary Guarantors hereby (A) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the other Subsidiary Guarantors, and all demands whatsoever, (B) acknowledges that any agreement, instrument, or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it, and (C) covenants that its Guarantee will not be discharged except by complete performance of the Guarantee. Each of the Subsidiary Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the other Subsidiary Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(f)            Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of this Indenture, provided, however, that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Debt Securities and each Guarantee shall have been paid in full or discharged.

Section 14.02      Limitation on Subsidiary Guarantors’ Liability. Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Debt Security entitled to the benefits of a Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders of a Debt Security entitled to the benefits of a Guarantee and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 14.03      Release of Subsidiary Guarantors from Guarantee.

(a)            Notwithstanding any other provisions of this Indenture, the Guarantee of any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth in Section 11.02(b) and in this Section 14.03. Provided that no Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Subsidiary Guarantor pursuant to this Article XIV shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange, or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of all of the Company’s direct or indirect limited liability company or other equity interests in such Subsidiary Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (B) the merger of such Subsidiary Guarantor into the Company or any other Subsidiary Guarantor or the liquidation and dissolution of such Subsidiary Guarantor (in each case to the extent not prohibited by this Indenture) or (ii) upon delivery of a written notice of such release or discharge by the Company to the Trustee, upon the release or discharge of all guarantees by such Subsidiary Guarantor of any Debt of the Company other than obligations arising under this Indenture and any Debt Securities issued hereunder, except a discharge or release by or as a result of payment under such guarantees.

(b)            The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from its Guarantee upon receipt of a Company Request accompanied by an Officer’s Certificate and an Opinion of Counsel to the effect that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and premium, if any, and interest on the Debt Securities entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 14.02.

Section 14.04      Subsidiary Guarantor Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Debt Securities or any other Subsidiary Guarantor’s obligations with respect to its Guarantee.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

ENLINK MIDSTREAM, LLC

By:	ENLINK MIDSTREAM MANAGER, LLC,
its Managing Member

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

[Signature Page to Base Indenture]

[Subsidiary Guarantors]

By:
Name:
Title:

[Signature Page to Base Indenture]